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[ARLINGTON HOSPITALITY, INC. LOGO]


For Immediate Release
CONTACT:                                          MEDIA CONTACT:
James B. Dale, Chief Financial Officer            Jerry Daly or Carol McCune
847-228-5401 x 361                                703-435-6293
jimdale@arlingtonhospitality.com                  jerry@dalygray.com

    ARLINGTON HOSPITALITY TO HOLD FIRST-QUARTER 2004 EARNINGS CALL ON MAY 17

     ARLINGTON HEIGHTS, Ill., May 13, 2004--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, primarily of AmeriHost Inns, today announced that the company will hold a conference call to discuss first-quarter 2004 financial results on Monday, May 17, 2004, at 11:30 a.m. ET.

     The call will be led by Jerry H. Herman, Arlington Hospitality president and chief executive officer, who will be joined by James B. Dale, chief financial officer. A question-and-answer period will follow the prepared remarks. Stockholders and other interested parties may participate in the conference call by calling (800) 240-2430, reference number 580293. A recording of the call will be available by telephone until midnight on Monday, May 24, by dialing (800) 405-2236, reference number 580293.

     Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels. Arlington is the nation's largest owner and franchisee of AmeriHost Inn hotels, a 104-property mid-market, limited-service hotel brand owned and presently franchised in 22 states and Canada by Cendant Corporation (NYSE: CD). Currently, Arlington Hospitality, Inc. owns or manages 63 properties in 15 states, including 55 AmeriHost Inn hotels, for a total of 4,590 rooms, with additional AmeriHost Inn & Suites hotels under development.